As filed with the U.S. Securities and Exchange Commission on August 19, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPEN JOINT STOCK COMPANY

“VIMPEL-COMMUNICATIONS”

(Exact Name of Registrant as Specified in Its Charter)

Russian Federation	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 Ulitsa 8-Marta, Building 14 Moscow, Russian Federation	127083
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated VimpelCom 2000 Stock Option Plan

(Full Title of the Plan)

CT Corporation System 111 Eighth Avenue New York, New York 10011	(212) 894-8940
(Name and Address of Agent for Service)	(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value 0.5 kopecks per share (the “Common Stock”)	250,000	$466.40	$116,600,000	$4,582.38

(1)	Issuable upon the exercise of options available for grant under the Amended and Restated VimpelCom 2000 Stock Option Plan, as amended from time to time. The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416(a) under the Securities Act of 1933.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, and calculated on the basis of the average of the high and low sales prices of the American Depositary Shares of Open Joint Stock Company “Vimpel-Communications” (“VimpelCom”) evidenced by American Depositary Receipts, each representing 1/20 of one share of Common Stock of VimpelCom, on August 13, 2008, as reported on the New York Stock Exchange, Inc.

INTRODUCTORY STATEMENT

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SHARES

The additional shares to be registered by this Registration Statement are of the same class as those securities covered by Open Joint Stock Company “Vimpel-Communications” (“VimpelCom”) and VC ESOP N.V.’s (“VC ESOP”) previously filed registration statements on Form S-8 (Registration Nos. 333-13008, 333-125027, 333-137105 and 333-145713) as filed with the U.S. Securities and Exchange Commission on December 22, 2000, May 15, 2005, September 5, 2006 and August 27, 2007, respectively (collectively the “Registration Statements”), with respect to the VimpelCom 2000 Stock Option Plan (as amended, restated and renamed the Amended and Restated VimpelCom 2000 Stock Option Plan on December 19, 2003, and amended on April 29, 2005, April 28, 2006, June 27, 2006 and April 3, 2007) (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements, including reports under the Securities Exchange Act of 1934, as amended, as well as any amendments that VimpelCom filed after the dates of the Registration Statements to maintain current information about VimpelCom, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moscow, Russian Federation on this 19th day of August 2008.

OPEN JOINT STOCK COMPANY “VIMPEL-COMMUNICATIONS”

By:	/s/ Alexander Izosimov
Name:	Alexander V. Izosimov
Title:	Chief Executive Officer

The undersigned directors and officers of VimpelCom hereby constitute and appoint Alexander V. Izosimov, with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Commission and hereby ratify and confirm all that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alexey M. Reznikovich	Chairman of the Board of Directors	August 14, 2008
Alexey M. Reznikovich

/s/ Alexander V. Izosimov	Chief Executive Officer	August 19, 2008
Alexander V. Izosimov	(principal executive officer)

/s/ Mikhail M. Fridman	Director	August 15, 2008
Mikhail M. Fridman

/s/ Kjell-Morten Johnsen	Director	August 14, 2008
Kjell-Morten Johnsen

/s/ Hans Peter Kohlhammer	Director	August 14, 2008
Hans Peter Kohlhammer

/s/ Jo Lunder	Director	August 14, 2008
Jo Lunder

/s/ Oleg A. Malis	Director	August 19, 2008
Oleg A. Malis

/s/ Leonid R. Novoselsky	Director	August 14, 2008
Leonid R. Novoselsky

/s/ Ole Bjorn Sjulstad	Director	August 14, 2008
Ole Bjorn Sjulstad

/s/ Jan Edvard Thygesen	Director	August 14, 2008
Jan Edvard Thygesen

/s/ Elena A Shmatova	Chief Financial Officer	August 19, 2008
Elena A. Shmatova	(principal financial officer)

/s/ Marina Polyakova	Head of Corporate Accounting	August 19, 2008
Marina Polyakova	(principal accounting officer)

Puglisi & Associates

/s/ Donald J. Puglisi	Authorized Representative in the	August 19, 2008
Donald J. Puglisi, Managing Director	United States

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibits
4.1	—	Amended and Restated VimpelCom 2000 Stock Option Plan. Incorporated by reference to Exhibit 4.1 to the registration statement on Form S-8 filed on May 18, 2005.

4.2	—	Amendment Number One to the Amended and Restated VimpelCom 2000 Stock Option Plan. Incorporated by reference to Exhibit 4.2 to the registration statement on Form S-8 filed on May 18, 2005.

4.3	—	Amendment Number Two to the Amended and Restated VimpelCom 2000 Stock Option Plan. Incorporated by reference to Exhibit 4.3 to the registration statement on Form S-8 filed on September 5, 2006.

4.4	—	Amendment Number Three to the Amended and Restated VimpelCom 2000 Stock Option Plan. Incorporated by reference to Exhibit 4.4 to the registration statement on Form S-8 filed on September 5, 2006.

4.5	—	Amendment Number Four to the Amended and Restated VimpelCom 2000 Stock Option Plan. Incorporated by reference to Exhibit 4.5 to the registration statement on Form S-8 filed on August 27, 2007.

23.1*	—	Consent of Ernst & Young LLC.

24.1*	—	Power of Attorney (set forth on the signature pages of this Registration Statement).

*	Filed herewith